Exhibit 99.2

Kraton Polymers LLC Announces Commencement of Tender Offer and Consent Solicitation for

6.75% Senior Notes Due 2019

(CUSIP No. 50077D AB0)

HOUSTON, December 1, 2015 /PRNewswire / — Kraton Polymers LLC (the “Company”) announced today the commencement of a tender offer to purchase for cash any and all of its outstanding 6.75% Senior Notes due 2019 that were co-issued by Kraton Polymers Capital Corporation (the “Notes”), of which $350.0 million in aggregate principal amount is currently outstanding. In conjunction with the tender offer, the Company is soliciting consents to eliminate or modify most of the covenants, certain events of default applicable to the Notes and certain other provisions contained in the indenture governing the Notes (the “Indenture”). The Company expects to fund the tender offer and consent solicitation with the proceeds of a debt financing together with available cash on hand. The Company is a wholly-owned subsidiary of Kraton Performance Polymers, Inc. (NYSE: KRA) (“KPPI” and, together with its subsidiaries including the Company, “Kraton”), a leading global producer of styrenic block copolymers (“SBCs”).

The tender offer is scheduled to expire at 11:59 p.m., New York City time, on December 29, 2015, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes and deliver their consents to the proposed amendments to the Indenture before 5:00 p.m., New York City time, on December 14, 2015, unless extended (the “Consent Payment Deadline”), will be eligible to receive the Total Consideration (as defined below). Holders that validly tender Notes prior to December 14, 2015 and have their Notes accepted for purchase are expected to receive payment of the Total Consideration promptly following the Consent Payment Deadline on the early settlement date (the “Early Settlement Date”). The Early Settlement Date is currently expected to occur on December 16, 2015. Holders that validly tender their Notes after December 14, 2015 will receive only the Tender Offer Consideration (as defined below) promptly after the Expiration Date on the final settlement date (the “Final Settlement Date”). The Final Settlement Date is currently expected to occur on December 30, 2015. Tenders of Notes may be validly withdrawn and consents may be validly revoked until the earlier to occur of (i) 5:00 p.m., New York City time, on December 14, 2015 and (ii) the date and time the Company and the trustee for the Notes execute a supplemental indenture to the existing indenture governing the Notes, unless extended (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in the limited circumstances described in the Offer to Purchase and related Letter of Transmittal (each, as defined below).

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Payment Deadline is $1,028.50, which includes a consent payment of $30.00 per $1,000 principal amount of Notes. Holders tendering after the Consent Payment Deadline will be eligible to receive only the “Tender Offer Consideration,” which is $998.50 for each $1,000 principal amount of Notes. Holders will also receive accrued and unpaid interest from the last interest payment date on the Notes up to, but not including, the applicable settlement date for such Notes that the Company accepts for purchase in the tender offer.

The tender offer and consent solicitation is being made in connection with Kraton’s proposed acquisition (the “Arizona Chemical Acquisition”) of Arizona Chemical Holdings Corporation (“Arizona”).

The tender offer and consent solicitation are subject to certain conditions precedent, including consummation of the Arizona Chemical Acquisition and completion of the related debt financing, the net proceeds of which, together with available cash on hand, shall be sufficient to pay the Total Consideration plus accrued interest for all the tendered Notes and delivered consents, plus all fees and expenses incurred in connection with the tender offer and the consent solicitation, as further described in the Offer to Purchase.

The complete terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement dated December 1, 2015, (the “Offer to Purchase”) and related Consent and Letter of Transmittal dated December 1, 2015, (“Letter of Transmittal”) that are being sent to registered holders of the Notes. Requests for tender offer documents may be directed to D.F. King & Co., Inc., the information agent, at the following address: 48 Wall Street, 22nd Floor, New York, N.Y. 10005. The information agent may be telephoned by banks and brokers at 212-269-5550 and by all others at 866-796-7179 or emailed at kra@dfking.com. The dealer manager and solicitation agent for the tender offer and consent solicitation is Credit Suisse Securities (USA) LLC. Questions regarding the tender offer and consent solicitation may be directed to the dealer manager and solicitation agent, Attention: Liability Management Group, at 11 Madison Avenue, New York, N.Y. 10010. The dealer manager and solicitation agent may be telephoned at 212-538-2147 or toll-free at 800-820-1653.

To the extent that any Notes are not validly tendered in the tender offer, the Company intends to redeem such Notes on March 1, 2016 pursuant to the redemption and satisfaction and discharge provisions of the Indenture at a redemption price equal to 101.688% of the principal amount redeemed thereby, plus accrued and unpaid interest, if any, to the redemption date. The Company intends to deliver an irrevocable notice of redemption to the trustee at the completion of the notes offering that is expected to be part of the debt financing. However, no assurance can be given that such untendered Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Consent and Letter of Transmittal constitute a notice of redemption.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer is being made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of the Company, the dealer manager and solicitation agent or the tender agent, information agent or trustee makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer or provide the related consents, and no one has been authorized to make such a recommendation.

ABOUT KRATON

KPPI, through the Company and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of SBCs, a family of products whose chemistry was pioneered by Kraton over 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. Kraton offers products to more than 800 customers in over 60 countries worldwide. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, which Kraton believes is the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

FORWARD-LOOKING STATEMENTS

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the debt financing to fund the tender offer, the pending acquisition of Arizona, the consummation of the tender offer and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in KPPI’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q for the fiscal year 2015 and in other filings made by KPPI with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the pending acquisition of Arizona; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to update or revise such information in light of new information or future events.

For Further Information:

Investors: H. Gene Shiels 281-504-4886